EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2022 and 2021, June 30, 2022 and 2021
and the Nine-Months Ended September 30, 2022 and 2021

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2022
Composite Materials	$177.2	$70.2	$46.1	$293.5
Engineered Products	31.9	38.4	0.9	71.2
Total	$209.1	$108.6	$47.0	$364.7
	57%	30%	13%	100%
Second Quarter 2022
Composite Materials	$192.0	$73.9	$52.2	$318.1
Engineered Products	35.6	38.0	1.3	74.9
Total	$227.6	$111.9	$53.5	$393.0
	58%	28%	14%	100%

Third Quarter 2021
Composite Materials	$125.6	$73.5	$55.0	$254.1
Engineered Products	41.6	36.9	1.2	79.7
Total	$167.2	$110.4	$56.2	$333.8
	50%	33%	17%	100%

Second Quarter 2021
Composite Materials	$116.4	$66.0	$58.5	$240.9
Engineered Products	37.3	40.9	1.2	79.4
Total	$153.7	$106.9	$59.7	$320.3
	48%	33%	19%	100%

Year to date September 30, 2022
Composite Materials	$554.0	$220.7	$150.7	$925.4
Engineered Products	101.6	118.0	3.3	222.9
Total	$655.6	$338.7	$154.0	$1,148.3
	57%	30%	13%	100%

Year to date September 30, 2021
Composite Materials	$354.5	$214.3	$163.4	$732.2
Engineered Products	114.0	114.7	3.5	232.2
Total	$468.5	$329.0	$166.9	$964.4
	49%	34%	17%	100%